CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS
THIRD QUARTER 2009 RESULTS

DALLAS, TEXAS (October 28, 2009) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the third quarter and nine months ended September 30, 2009.

For the third quarter of 2009, net patient service revenue from continuing operations increased 6.0% to $175.2 million, compared with $165.2 million for the third quarter of 2008.  The Company’s net income attributable to Odyssey stockholders for the third quarter of 2009 was $11.6 million, or $0.35 per diluted share, as compared with $5.9 million, or $0.18 per diluted share, for the third quarter of 2008.  The Company’s EBITDA from continuing operations for the third quarter of 2009 was $22.3 million, compared with $13.6 million for the third quarter of 2008.

For the nine months ended September 30, 2009, net patient service revenue from continuing operations was $513.1 million, compared with $448.8 million for the same nine-month period of 2008.  The Company’s net income attributable to Odyssey stockholders for the nine months ended September 30, 2009, was $28.8 million, or $0.87 per diluted share, as compared with $9.1 million, or $0.27 per diluted share, for the same period of 2008.  The Company’s EBITDA from continuing operations for the first nine months of 2009 was $56.8 million, compared with $31.6 million for the first nine months of 2008.

In commenting on the results, Robert A. Lefton, president and chief executive officer of Odyssey HealthCare, said, “I am extremely pleased with our operating results for the third quarter.  Our volume was very strong throughout the third quarter with our average daily patient census increasing to 12,633 for the third quarter of 2009 as compared with 12,329 for the third quarter of 2008, an increase of 2.5%.  On a same store basis, our average daily patient census increased 1.8% over our average daily patient census for the third quarter of 2008 and increased 2.9% on a sequential basis over the second quarter of 2009.  I am also pleased with the results in the expense area.  Our Adjusted Operating Expense per patient day, excluding ramp down and integration expenses, decreased over the third quarter of 2008 and also decreased on a sequential basis from the second quarter of 2009.  In addition to several cost saving initiatives that have delivered positive results, the decrease in operating expenses per patient day also illustrates the Company’s ability to leverage corporate and program level overhead expenses as patient census increases.”

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ODSY Announces Third Quarter 2009 Results

October 28, 2009

Lefton added, “Our Medicare cap contractual amount for the third quarter was 1.3% of gross revenue, which was in line with our expectations for the quarter.  The increase in the Medicare cap from the third quarter of 2008 was primarily focused in three sites.  We have taken steps to address patient mix issues in those markets with a program consolidation in one of the markets and the development of an inpatient unit in another market, which opened last week and is currently awaiting Medicare certification.”

The increase in the Company’s bad debt expense in the third quarter of 2009 was due in part to an increase in the Company’s allowance for uncollectible accounts as of September 30, 2009, in response to increased pre-payment reviews by the Company’s Medicare fiscal intermediaries in the third quarter.

On October 1, 2009, payments to Medicare participating hospices increased by approximately 1.4%.  This increase includes the first year phase-out of the budget neutrality adjustment factor (“BNAF”) used in computing the hospice wage index.  The phase-out of the BNAF will occur over a seven-year period with 10% in the first year and an additional 15% in each of the following six years.

The Company also announced an update to the previously disclosed investigation conducted by the U.S. Department of Justice (“DOJ”) of alleged violations of the Federal False Claims Act and various state false claims acts related to VistaCare, Inc., a subsidiary of the Company, that arose from alleged conduct occurring prior to the Company’s acquisition of VistaCare.  The basis of the investigation is now known to be a qui tam complaint filed by a former employee of VistaCare, which has been unsealed.  In connection with the unsealing of the complaint, the DOJ has filed a notice with the court declining to intervene in the qui tam action at this time.  While this should not be viewed as a final assessment by the DOJ of the merits of this qui tam action, the Company considers this to be a positive development.

Conference Call
Odyssey will host a conference call to discuss the third quarter 2009 results on Thursday, October 29, 2009, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

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ODSY Announces Third Quarter 2009 Results

October 28, 2009

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure included in this press release and is reconciled to the comparable GAAP financial measure in the tables attached to this press release.

As a result of adopting SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, at the start of fiscal 2009, the Company has changed its income statement presentation of noncontrolling interests (previously shown as minority interest).  Minority interest is no longer separately reported as a reduction to net income but is instead shown below net income under the heading “net income attributable to noncontrolling interests.”  The calculation of earnings per share is based on income attributable to Odyssey stockholders.  The Company’s third quarter Form 10-Q filing with the SEC will contain additional information regarding the accounting and reporting impact of the Company’s adoption of SFAS 160.

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; government and private party legal proceedings and investigations; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; declines in patient census growth; increases in inflation including inflationary increases in patient care costs; the Company’s ability to effectively implement the Company’s 2009 operations and development strategies; the Company’s ability to successfully integrate and operate acquired hospice programs; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; cost of complying with the terms and conditions of the Company’s corporate integrity agreement; adverse changes in the competitive environment in which the Company operates; changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in the Company’s estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009, and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained in this press release and in the presentation to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces Third Quarter 2009 Results

October 28, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED SELECTED OPERATING DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Continuing Operations:(1)
Admissions	12,034	11,843	37,267	34,735
Discharges	12,014	11,732	36,898	34,297
Average daily census	12,633	12,329	12,364	11,226
Discharge average length of stay	84.5	86.4	82.1	85.5
Gross revenue per patient day	$156.77	$150.83	$156.78	$150.93
Medicare cap as % of gross revenue	1.3%	0.7%	0.5%	0.8%
Net revenue per patient day	$150.78	$145.68	$152.00	$145.90
Operating expense per patient day	$133.15	$135.38	$136.61	$137.54
Adjusted operating expense per patient day(2)	$131.59	$131.84	$135.19	$133.14
Bad debt expense as % of net revenue	2.3%	1.6%	1.7%	1.7%

Same-Facility:(3)
Admissions	11,921	11,843	36,911	34,735
Average daily census	12,557	12,329	12,290	11,226
Average length of stay	84.8	86.4	82.5	85.5

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)
Adjusted operating expense per patient day for the three months ended September 30, 2009, excludes depreciation and amortization expenses of $1.50 and $0.06 per patient day of care, respectively.  Adjusted operating expense per patient day for the three months ended September 30, 2008, excludes ramp down and integration expenses of $1.24 and $0.56 per patient day of care, respectively, and excludes depreciation and amortization expenses of $1.68 and $0.06 per patient day of care, respectively.  Adjusted operating expense per patient day for the nine months ended September 30, 2009, excludes depreciation and amortization expenses of $1.36 and $0.06 per patient day of care, respectively.  Adjusted operating expense per patient day for the nine months ended September 30, 2008, excludes ramp down and integration expenses of $1.83 and $0.67 per patient day of care, respectively, and excludes depreciation and amortization expenses of $1.82 and $0.08 per patient day of care, respectively.

(3)	Same-facility information includes Odyssey hospice programs that have been in operation for the entire period of each period presented and Medicare certified for at least 12 months.

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ODSY Announces Third Quarter 2009 Results

October 28, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net patient service revenue	$175,234	$165,241	$513,061	$448,766
Operating expenses:
Direct hospice care	99,871	97,144	297,770	262,976
General and administrative – hospice care	32,967	32,997	100,898	94,604
General and administrative – support center	16,072	18,882	48,718	51,832
Provision for uncollectible accounts	4,025	2,573	8,894	7,803
Depreciation	1,744	1,903	4,605	5,609
Amortization	71	65	212	232
Income from continuing operations before other income (expense)	20,484	11,677	51,964	25,710

Other income (expense):
Interest income	96	362	384	1,552
Interest expense	(1,562)	(2,058)	(5,054)	(5,379)
	(1,466)	(1,696)	(4,670)	(3,827)
Income from continuing operations before provision for income taxes	19,018	9,981	47,294	21,883
Provision for income taxes	7,150	3,530	17,497	7,839
Income from continuing operations	11,868	6,451	29,797	14,044
Loss from discontinued operations, net of tax	(88)	(429)	(562)	(4,857)
Net income	11,780	6,022	29,235	9,187
Less: Net income attributable to noncontrolling interests	199	135	416	115
Net income attributable to Odyssey stockholders	$11,581	$5,887	$28,819	$9,072

Income (loss) per common share:
Basic:
Continuing operations attributable to Odyssey stockholders	$0.35	$0.19	$0.89	$0.43
Discontinued operations attributable to Odyssey stockholders	(0.00)	(0.01)	(0.01)	(0.15)
Net income attributable to Odyssey stockholders	$0.35	$0.18	$0.88	$0.28
Diluted:
Continuing operations attributable to Odyssey stockholders	$0.35	$0.19	$0.89	$0.42
Discontinued operations attributable to Odyssey stockholders	(0.00)	(0.01)	(0.02)	(0.15)
Net income attributable to Odyssey stockholders	$0.35	$0.18	$0.87	$0.27

Weighted average shares outstanding:
Basic	32,932	32,670	32,880	32,656
Diluted	33,332	33,052	33,167	33,227

Amounts attributable to Odyssey stockholders:
Income from continuing operations, net of tax	$11,669	$6,316	$29,381	$13,929
Loss from discontinued operations, net of tax	(88)	(429)	(562)	(4,857)
Net income	$11,581	$5,887	$28,819	$9,072

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ODSY Announces Third Quarter 2009 Results

October 28, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands, except share amounts)

	Sept. 30, 2009	Dec. 31, 2008
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$94,697	$56,043
Short-term investments	4,100	–
Accounts receivable from patient services, net of allowance for uncollectible accounts of $12,068 and $9,789
at September 30, 2009 and December 31, 2008, respectively	121,758	127,922
Income taxes receivable	649	66
Deferred tax asset	9,884	13,319
Prepaid expenses and other current assets	6,478	7,906
Assets of discontinued operations	–	2,067
Total current assets	237,566	207,323
Property and equipment, net of accumulated depreciation	21,763	22,816
Goodwill	189,521	189,521
Long-term investments	12,501	16,659
Licenses	11,295	11,295
Trademarks	7,235	7,235
Other assets	–	1,227
Intangibles, net of accumulated amortization	4,117	4,875
Total Assets	$483,998	$460,951

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,950	$4,906
Accrued compensation	30,033	27,493
Accrued nursing home costs	17,258	16,478
Accrued Medicare cap contractual adjustments	17,877	23,719
Other accrued expenses	42,252	45,904
Current maturities of long-term debt	27,603	6,394
Total current liabilities	138,973	124,894
Long-term debt, less current maturities	89,177	116,681
Deferred tax liability	16,607	13,610
Other liabilities	4,590	3,233
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,290,008 and 38,137,834 shares issued at September 30, 2009 and December 31, 2008, respectively, and 32,942,936 and 32,790,762 shares
outstanding at September 30, 2009 and December 31, 2008, respectively	38	38
Additional paid-in capital	121,192	117,732
Retained earnings	182,659	153,840
Accumulated other comprehensive loss	(1,586)	(1,585)
Treasury stock, at cost, 5,347,072 shares held at September 30, 2009 and December 31, 2008	(69,954)	(69,954)
Total Odyssey stockholders’ equity	232,349	200,071
Noncontrolling interests	2,302	2,462
Total equity	234,651	202,533
Total Liabilities and Equity	$483,998	$460,951

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ODSY Announces Third Quarter 2009 Results

October 28, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2009	2008
Operating Activities:
Net income attributable to Odyssey stockholders	$28,819	$9,072
Adjustments to reconcile net income to net cash provided by operating activities and discontinued operations:
Loss from discontinued operations, net of tax	562	4,857
Net income attributable to noncontrolling interests	416	115
Loss on write-down of property	–	150
Depreciation and amortization	4,817	5,841
Amortization of debt issue costs	546	704
Stock-based compensation	3,792	3,403
Deferred tax expense	6,439	1,678
Tax benefit (expense) realized for stock option exercises	97	(16)
Provision for uncollectible accounts	8,894	7,803
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,525)	(28,536)
Other current assets and other assets	2,087	(1,133)
Accounts payable, accrued nursing home costs, accrued Medicare cap and other accrued expenses	(4,235)	6,260
Net cash provided by operating activities and discontinued operations	49,709	10,198

Investing Activities:
Cash paid for acquisitions, net of cash acquired, and procurement of licenses	(205)	(122,259)
Cash received from the sale of hospice programs and property	1,490	210
Decrease in investments	–	32,693
Purchase of property and equipment, net	(5,584)	(2,788)
Net cash used in investing activities	(4,299)	(92,144)

Financing Activities:
Proceeds from issuance of common stock	213	246
Cash received from sale of partnership interests and partnership distributions	(577)	554
Tax (benefit) expense realized for stock option exercises	(97)	16
Payments of debt issue costs	–	(4,315)
Proceeds from issuance of debt	–	130,000
Payments on debt	(6,295)	(3,251)
Net cash (used in) provided by financing activities	(6,756)	123,250

Net increase in cash and cash equivalents	38,654	41,304
Cash and cash equivalents, beginning of period	56,043	12,386
Cash and cash equivalents, end of period	$94,697	$53,690

Supplemental Cash Flow Information:
Interest paid	$4,574	$4,475
Income taxes paid	$13,193	$1,524

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ODSY Announces Third Quarter 2009 Results

October 28, 2009

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED EBITDA RECONCILIATION
(in thousands)

This press release includes the non-GAAP financial measure of EBITDA.  The following table reconciles this non-GAAP financial measure to net income attributable to Odyssey stockholders, which Odyssey believes is the most comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income attributable to Odyssey stockholders	$11,581	$5,887	$28,819	$9,072
Add:
Net income attributable to noncontrolling interests	199	135	416	115
Loss from discontinued operations, net of taxes	88	429	562	4,857
Provision for income taxes	7,150	3,530	17,497	7,839
Interest expense	1,562	2,058	5,054	5,379
Interest income	(96)	(362)	(384)	(1,552)
Depreciation	1,744	1,903	4,605	5,609
Amortization	71	65	212	232
EBITDA	$22,299	$13,645	$56,781	$31,551

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